                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-66374) and Forms S-8 (Nos. 333-56996, 333-96825
and 333-110905) of deCODE genetics, Inc. of our report dated March 18, 2002, except for the footnote to the 2001 financial statements titled "Restatement of Consolidated Financial Statements" (not shown therein) for which the date is April 2, 2003 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the references to us under the heading "Selected Financial Data" in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS hf


Reykjavik, Iceland
March 15, 2004